                       SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON DC 20549

                                  -------------

                                    FORM 8-K

                                (Amendment No. 1)

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) AUGUST 31, 2000


                               WAVE SYSTEMS CORP.
               (Exact Name of Registrant as Specified in Charter)



DELAWARE                                    0-24752           13-3477246
------------------------------------------------------------------------------
(State or Other Jurisdiction             (Commission        (IRS Employer
of Incorporation)                        File Number)       Identification No.)


                  480 PLEASANT STREET, LEE, MASSACHUSETTS 01238
               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code (413) 243-1600

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

This Form 8-K/A amends the current report filed on Form 8-K filed on September 15, 2000 to incorporate Item 7.

On August 31, 2000, Wave Systems Corp. ("Wave"), a provider of electronic commerce, content distribution and security services, acquired substantially all of the assets of Indigo Networks LLC, a Delaware limited liability company ("Indigo") which provides website portals through which consumers may access the websites of merchants engaged in e-commerce. The acquired assets consist primarily of developed software, commercial software, computer equipment, customer lists, contracts with merchants, internet website and domain names, and intellectual property. Wave also hired the former employees of Indigo.

The aggregate consideration paid by Wave to Indigo consisted of 374,889 shares of Wave's Class A Common Stock. The closing price per share for Wave's Class A Common Stock as of August 31, 2000 was $20.625. The terms of the Asset Purchase Agreement (the "Agreement") pursuant to which the transaction was consummated were determined in arm's-length negotiations between Wave and Indigo. There were no material relationships requiring disclosure pursuant to
Item 2.

Indigo operates an on-line shopping mall at www.ishophere.com which allows consumers to visit a number of merchant websites on the internet. Founded in 1998, Indigo is located in Nashville, Tennessee.

All information required by Item 2 is set forth herein. For reference, the Agreement is filed as Exhibit 99.1 hereto.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Item 7 is hereby amended to state as follows:

(a)   Financial Statements of Business Acquired.

(b)   Pro Forma Financial Information.

(c)   Exhibits.

Exhibit 99.1*Asset Purchase Agreement, dated as of August 31, 2000, by and between Wave and Indigo. (Does not include Exhibits or Disclosure Schedules. Wave will furnish a copy of any such omitted exhibit or schedule to the Commission upon request.)

                  *Previously filed.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                         Report of Independent Auditors

The Board of Directors
Indigo Networks LLC

We have audited the accompanying balance sheet of Indigo Networks LLC as of December 31, 1999 and 1998, and the related statement of operations and members' equity and cash flows for the periods then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Indigo Networks LLC at December 31, 1999 and 1998, and the results of its operations and its cash flows for the periods then ended, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 1 to the financial statements, the Company has incurred significant losses relating to the development of its platform and website. There is substantial doubt about its ability to continue as a going concern if it is unable to generate sufficient revenues or raise additional capital to continue funding operations. The 1999 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                   /s/ Ernst & Young LLP
Birmingham, AL
April 5, 2000

                               Indigo Networks LLC

                                 Balance Sheets

                                                                                   June 30,
                                                         December 31,                2000
                                                  1999                  1998      (Unaudited)
                                               ---------------- ---------------- -------------
Assets
Current assets:
   Cash and cash equivalents                   $   54,239            $  731,377    $    10,344
   Accounts receivable                             26,108                     -          8,440
   Prepaid and other assets                        12,825                 2,881         14,457
                                               ------------------------------------------------
Total current assets                               93,172               734,258         33,241

Fixed assets, net                                 278,829               178,581        611,805
Software development costs, net                   118,206               187,836         95,327
                                               ------------------------------------------------

Total assets                                   $  490,207            $1,100,675    $   740,373
                                               ================================================

Liabilities and shareholders' equity
Current liabilities:
   Accrued expenses                            $  229,638            $  133,547    $   408,486
   Capital lease obligation                        17,091                 8,954         18,475
   Current portion of note payable to former
    member                                         54,396                     -         74,000
   Note payable - related party                   940,000                     -      2,024,375
                                               ------------------------------------------------
Total current liabilities                       1,241,125               142,501      2,525,336

Capital lease obligation, less current portion     11,270                     -          1,673
Note payable to former member                     189,796                     -        161,351
Note payable to On Display, Inc.                        -                     -        257,845

Members' equity:
   Capital contributions from Class A members       2,222                 1,500          1,722
   Capital contributions from Class B members,
    net of issuance costs of $167,545 and
    $85,505, respectively                       2,782,455             1,724,495      2,723,886
   Notes receivable from Class A members             (722)                    -           (167)
   Accumulated deficit                         (3,735,939)             (767,821)    (4,931,273)
                                               -------------------------------------------------
Total members' equity                            (951,984)              958,174     (2,205,832)
                                               -------------------------------------------------
Total liabilities and members' equity           $ 490,207             $1,100,675   $   740,373
                                               =================================================


SEE ACCOMPANYING NOTES.

                               Indigo Networks LLC

                            Statements of Operations

                                                                 For the period
                                                                     from
                                                                  September 14,  Six Months     Six Months
                                                                     1998           Ended          Ended
                                             Year ended          (inception) to    June 30,       June 30,
                                             December 31,          December 31,      2000           1999
                                                1999                  1998        (Unaudited)    (Unaudited)
                                           ------------------ ------------------ -------------- --------------

Revenues                                    $    32,592            $          -    $    40,450    $      5,011

Operating expenses:
   Sales and marketing                        1,044,465                 104,852        432,777         379,635
   Product development                        1,133,391                 461,456        451,669         645,402
   General and administrative                   677,824                 174,818        205,869         455,419
   Depreciation                                 139,785                  25,954        141,009          51,686
                                           ---------------------------------------------------------------------
Total operating expenses                      2,995,465                 767,080      1,231,324       1,532,142
                                           ---------------------------------------------------------------------
Operating loss                               (2,962,873)               (767,080)    (1,190,874)     (1,527,131)

Interest income (expense), net                   (5,245)                   (741)        (4,460)          3,917
                                           ---------------------------------------------------------------------
Net loss                                    $(2,968,118)           $   (767,821)   $(1,195,334)    $(1,523,214)



SEE ACCOMPANYING NOTES.

                               Indigo Networks LLC

                          Statements of Members Equity

                                                             NOTES
                                                           RECEIVABLE
                                                              FROM
                                   CLASS A      CLASS B      CLASS A      ACCUMULATED
                                   MEMBERS      MEMBERS      MEMBERS        DEFICIT        TOTAL
                                 ----------------------------------------------------------------

Balance, September 14, 1998        $     -    $        -   $      -    $        -       $         -
Capital contribution, net of
issuance costs of $85,505            1,500     1,724,495                        -         1,725,995
   Net loss                              -             -                 (767,821)         (767,821)
                                 -------------------------------------------------------------------
   Balance, December 31, 1998        1,500     1,724,495                 (767,821)          958,174

   Capital contribution, net of
     issuance costs of $82,040         722     1,057,960                        -         1,058,682
   Notes receivable form Class A
     members                             -             -      (722)             -              (722)
   Net loss                              -             -               (2,968,118)       (2,968,118)
                                  -------------------------------------------------------------------
Balance, December 31, 1999         $ 2,222    $2,782,455  $   (722)   $(3,735,939)     $   (951,984)
                                  ===================================================================
(Unaudited)
Issuance costs                           -       (58,569)        -              -           (58,569)
Notes paid by Class A
   Members, net                       (500)            -       555              -                55
Net loss                                 -             -         -     (1,195,334)       (1,195,334)
                                  -------------------------------------------------------------------
                                   $ 1,722    $2,723,886  $   (167)   $(4,931,273)     $ (2,205,832)
                                  ===================================================================


SEE ACCOMPANYING NOTES.

                               Indigo Networks LLC

                            Statements of Cash Flows

                                                                            For the period
                                                                                 from
                                                                             September 14,       Six Months       Six Months
                                                                                 1998               Ended           Ended
                                                        Year ended          (inception) to         June 30,        June 30,
                                                       December 31,          December 31,            2000            1999
                                                           1999                  1998             (Unaudited)     (Unaudited)
                                                  -------------------------------------------------------------------------------
Cash flows from operating activities
Net loss                                          $     (2,968,118)     $       (767,821)        $(1,195,334)     $(1,523,214)
Adjustments to reconcile net loss to
net cash used in operating activities:
Depreciation                                               139,785                25,954             141,009           51,686
Write-off of software costs                                224,600                     -              22,879          224,600
Severance expense                                          290,545                     -                   -                -
Changes in operating assets and
liabilities:
Accounts receivable                                        (26,108)                    -              17,668                -
Prepaid and other assets                                    (9,944)               (2,882)             (1,632)          (6,812)
Accrued expenses                                            96,091               133,548             178,848          (38,301)
                                                 --------------------------------------------------------------------------------
Net cash used in operating activities                   (2,253,149)             (611,201)           (836,562)      (1,292,041)

Cash flows from investing activities
Purchases of fixed assets                                (186,233)              (183,535)           (473,985)        (147,000)
Software development costs                               (174,035)              (187,836)                  -         (125,654)
                                                 --------------------------------------------------------------------------------
Net cash used in investing activities                    (360,268)             (371,371)            (473,985)        (272,654)

Cash flows from financing activities
Capital contributions, net of issuance
costs of $82,040 and $85,505, respectively              1,057,960             1,725,995              (59,069)         863,887
Proceeds from note payables - related party               940,000                     -            1,342,220          270,192
Payments on long-term debt                                (46,353)                    -               (8,286)               -
Payments on capital lease obligations                     (15,328)              (12,046)              (8,213)          (8,954)
                                                 --------------------------------------------------------------------------------
Net cash provided by financing activities               1,936,279             1,713,949            1,266,652        1,125,125
                                                 --------------------------------------------------------------------------------
(Decrease) increase in cash and cash
equivalents                                              (677,138)              731,377              (43,895)        (439,570)

Cash and cash equivalents at beginning
of period                                                 731,377                     -               54,239          731,377
                                                 --------------------------------------------------------------------------------
Cash and cash equivalents at end of period       $         54,239      $        731,377          $    10,344      $   291,807
                                                 ================================================================================

Supplemental disclosures of cash
flow information:
Assets acquired under capital leases             $         34,735      $         21,000          $         -      $         -


SEE ACCOMPANYING NOTES.

1. Summary of Significant Accounting Policies

Organization and Operations

Indigo Networks LLC (the Company) (d/b/a ishophere.com) was organized on September 14, 1998 as a limited liability company under the laws of the State of Delaware and began operations in August 1999. The Company maintains a shopping website called "ishophere.com" that links users to various participating retail websites. Prior to August 1999, the Company was a development stage enterprise engaged in the development of its website.

The Company will be dissolved on December 31, 2048, unless the term is extended within 90 days of the end of the term.

Basis of Presentation

The Company has incurred significant losses relating to the marketing and development of its platform and website. The Company plans to obtain additional funding from current inventors and seek new equity investors as additional sources of financing. If the Company is unable to obtain additional financing, there is substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Interim financial information included herein is unaudited.

Revenue Recognition

The Company recognizes revenue on commissions at the time an on-line purchase is completed through "ishophere.com" at one of the Company's participating websites.

Cash and Cash Equivalents

Cash and cash equivalents include all highly liquid investments with a maturity of three months or less at the time of purchase.

Income Taxes

The Company is taxable as a partnership for federal and state income tax purposes. Income or loss of the partnership is included in the income tax returns of the members and, therefore, the financial statements do not include a provision for income taxes.

Start-Up Costs

In accordance with Statement of Position 98-5, Reporting on the Costs of Start-up Activities, all costs of start-up activities are expensed as incurred.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the accompanying financial statements and notes. Actual results could differ from those estimates.

Fixed assets

Fixed assets are stated at cost. Depreciation and amortization are computed using the straight-line method over its estimated useful life, generally the shorter of the applicable lease term or three-to-five years for financial reporting purposes.

Software Development Costs

The Company has capitalized qualifying internal and external software development costs incurred during the application development stage. These costs consist of designing software configuration and software interfaces, coding programs, installing hardware and testing systems. These costs are amortized over a three-year period.

Reclassification

Certain amounts in the 1998 financial statements have been reclassified to conform to the 1999 presentation.

2. Members' Equity

Members' equity consists of Class A members and Class B members. At December 31, 1999 and 1998, capital contributions for Class A member consists of $2,222 and $1,500, respectively. At December 31, 1999 and 1998, capital contributions for Class B members' consists of $2,950,000 and $1,810,000, respectively. The majority of both Class A members' and Class B members' votes are required to admit new members, amend the bylaws, sale substantial assets of the Company or dissolve the Company. Voting rights are calculated by dividing each members' capital balance by the total capital balance for each class of member. Losses are allocated to Class B members who have positive capital balances. Thereafter, losses are allocated to Class B members proportionately based on capital balances. Profits are allocated to both Class A and Class B members in accordance with respective negative capital balances until their capital balances have been increased to zero. Thereafter, profits are allocated proportionately based on capital balances. Discretionary distributions are allocated proportionately based on capital balances as follows:

                                                   Class A               Class B
          Amount Distributed                       Members               Members
--------------------------------------------------------------------------------
Less than or equal to 20% return on investment of
the Class B members' capital accounts                  0%                   100%

Greater than 20% but less than 35% return on
investment of the Class B members' capital
accounts                                              25%                    75%

Greater than 35% but less than 50% return on
investment of the Class B members' capital
accounts                                              65%                    35%

Greater than 50% return on investment of
the Class B members' capital accounts                 70%                    30%

No distributions were made in 1999 or 1998.

3. Fixed Assets, net

Fixed assets, net consists of the following at December 31:

                                                1999                  1998
                                        -----------------------------------------
Leasehold improvements                    $   62,796             $    62,796
Furniture and fixtures                        11,855                   6,816
Computer equipment and software              350,852                 134,923
                                        -----------------------------------------
                                             425,503                 204,535
Less accumulated depreciation               (146,674)                (25,954)
                                        -----------------------------------------
                                          $  278,829             $   178,581
                                        =========================================


4. Software Development Costs, net

Software development costs, net consists of the following at December 31:

                                                1999                  1998
                                        -----------------------------------------
Software development costs                $  137,271             $   187,836
Less accumulated depreciation                (19,065)                      -
                                        -----------------------------------------
                                          $  118,206             $   187,836
                                        =========================================


Software development costs of $224,600 associated with abandoned software was written-off in 1999.

5. Note payable - related party

During 1999, the Company borrowed $940,000 from one of its members. This note does not bear interest and is payable on demand.

6. Capital Lease Obligation

During 1999, the Company leased computer equipment with a cost of $34,735. This obligation has been accounted for as a capital lease and has been recorded in the accompanying balance sheet at the present value of future minimum lease payments. Future minimum lease payments are as follows:

2000                                                                  $  20,345
2001                                                                     11,868
                                                                  --------------
                                                                         32,213
Less amount representing imputed interest                                (3,852)
                                                                  --------------
Present value of minimum lease payments                               $  28,361
                                                                  ==============


At December 31, 1999, the equipment purchased under capital lease had a net book vale of $29,911 and is recorded in fixed assets.

7. Class A Membership Buyout

In January 1999, the Company agreed to buy the interest of one of its members who also was an officer of the Company. The Company agreed to pay the former member semi-monthly payments of $2,812.50 for five years. The Company recorded approximately $290,000 as severance expense for the excess of the present value of the future payments over the former member's original basis. Future payments under this obligation are as follows:

2000                                                                $    67,500
2001                                                                     67,500
2002                                                                     67,500
2003                                                                     67,500
2004                                                                      5,625
                                                                 ---------------
                                                                        275,625
Less amount representing imputed interest                               (31,433)
                                                                 ---------------
Present value of future payments                                        244,192
Less current portion                                                    (54,396)
                                                                 ---------------
                                                                    $   189,796
                                                                 ===============

This amount is classified as note payable to former member in the accompanying balance sheet.

8. Operating Lease

The Company leases it corporate offices under a lease which expires on September 30, 2000. Future minimum lease payments are $13,650 for 2000. Total rent expense for the period ending December 31, 1999 and 1998 was $30,400 and $10,945, respectively.

9. Year 2000 - Unaudited

In 1999, the Company completed its remediation and testing of its systems. As a result of those planning and implementation efforts, the Company experienced no significant disruptions in mission critical information technology and non-information technology system and believes those systems successfully responded to the Year 2000 date change. The Company is not aware of any material problems resulting from Year 2000 issues, either with its website, its internal systems or the products or services of third parties. The Company will continue to monitor its mission critical computer applications and those of its suppliers and vendors throughout the year to ensure that any latent Year 2000 matters that may arise are addressed promptly.

(B)   PRO FORMA FINANCIAL INFORMATION


                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                              BASIS OF PRESENTATION

The following unaudited pro forma condensed consolidated financial statements give effect to the acquisition, by Wave Systems Corp. (Wave), on August 31, 2000, of substantially all the assets of Indigo Networks, LLC (Indigo) and its e-commerce shopping network, iShopHere.com. The aggregate consideration paid by Wave to Indigo consisted of 374,889 shares of Class A Common Stock priced at $19.30 per share, for a total value of $7,235,000. The purchase price was based on the average closing price of the company's Class A common stock for the ten trading days immediately preceding the date of the purchase, in accordance with the purchase agreement. The terms of the Agreement were determined in arm's-length negotiations between Wave and Indigo. The Indigo asset acquisition was accounted for using the purchase method of accounting.

SELECTED UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The selected unaudited pro forma condensed consolidated financial information presented below has been derived from the audited and unaudited historical financial statements of Wave and Indigo, and reflects management's present estimate of pro forma adjustments, including a preliminary estimate of the purchase price allocations, which ultimately may be different. This pro forma presentation does not purport to represent what our financial position or results of operations would actually have been if such transactions and events had in fact occurred on those dates or to project our results of operations for any future period.

The unaudited pro forma consolidated statements of operations give effect to the acquisition of Indigo as if it had occurred on January 1, 1999. The unaudited pro forma consolidated balance sheet also gives effect to the acquisition of Indigo as if it had occurred on, June 30, 2000 pursuant to the purchase method of accounting. These statements are based on historical financial statements of Wave and Indigo and the estimates and assumptions set forth in the accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999


                                                                  PRO FORMA           PRO FORMA
                               WAVE              INDIGO          ADJUSTMENTS         CONSOLIDATED
                          ----------------    -------------     ---------------    ------------------
Net revenue               $     187,515       $     32,592      $          -       $       220,107
       Cost of Sales             93,170                  -                 -                93,170
                          ----------------    -------------     ---------------    ------------------
  Gross Margin                   94,345             32,592                 -               126,937
                          ----------------    -------------     ---------------    ------------------
Operating expenses:
 Selling, general &
  administrative             16,749,276          1,862,074                 -            18,611,350
 Research and
  development                10,697,971          1,133,391                 -            11,831,362

 Goodwill Amortization                -                  -     (1) 1,650,636             1,650,636

 In process R&D                       -                  -     (2) 2,176,000             2,176,000
 Acquisition  Costs           1,494,000                  -                 -             1,494,000
                           ----------------    -------------     ---------------    ------------------
                             28,941,247          2,995,465         3,826,636            35,763,348
                           ----------------    -------------     ---------------    ------------------
Other income (expense):
 License fee                  1,250,000                  -                -              1,250,000
 Interest income                617,306                  -                -                617,306
 Interest expense              (832,976)            (5,245)               -               (838,221)
 Other (expense)               (240,000)                 -                -               (240,000)
                           ----------------    -------------     ---------------    ------------------
                                794,330             (5,245)               -                789,085

                           ----------------    -------------     ---------------    ------------------
 Net loss                  $(28,052,572)       $(2,968,118)      $(3,826,636)       $  (34,847,326)
                           ================    =============     ===============    ==================
Accrued dividends on
 preferred stock                 13,239                 -                 -                 13,239

Net loss to common
 stockholders              $(28,065,811)       $(2,968,118)      $(3,826,636)         $(34,860,565)
                           ================    =============     ===============    ==================
Weighted average common
shares outstanding during
period the                   38,365,873                  -           374,889            38,740,762

Loss per common share      $      (0.73)       $         -       $         -        $        (0.90)
                           ================    =============     ===============    ==================


                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR
                       THE SIX MONTHS ENDED JUNE 30, 2000

                                                                      PRO FORMA        PRO FORMA
                                   WAVE              INDIGO          ADJUSTMENTS      CONSOLIDATED
                            ----------------    -------------     --------------    -----------------
Net revenue                   $     77,349      $    40,450           $       -        $    117,799
    Cost of Sales                   50,203                -                   -              50,203
                            ----------------    -------------     --------------    -----------------
   Gross Margin                     27,146           40,450                   -              67,596
                            ----------------    -------------     --------------    -----------------
Operating expenses:
 Selling, general &
  administrative                12,019,582          779,655                   -          12,799,237
 Research and
  development                    8,068,705          451,669                   -           8,520,374

 Goodwill Amortization                   -                -         (1) 825,318             825,318
                            ----------------    -------------     --------------    -----------------
                                20,088,287        1,231,324             825,318          22,144,929
                            ----------------    -------------     --------------    -----------------

Other income (expense):
 Interest income                 2,069,755                -                   -           2,069,755
 Interest expense                        -           (4,460)                  -              (4,460)
 Gain on Sale of Marketable
   Securities                      542,457                                    -             542,457
                            ----------------    -------------     --------------    -----------------
                                 2,612,212           (4,460)                  -           2,607,752
                            ----------------    -------------     --------------    -----------------
Net loss                      $(17,448,929)     $(1,195,334)          $(825,318)       $(19,469,581)
                            ================    =============     ==============    =================
Accrued dividends on
preferred stock                          -                -                   -                   -
                            ----------------    -------------     --------------    -----------------
Net loss to common
stockholders                  $(17,448,929)     $(1,195,334)          $(825,318)       $(19,469,581)
                            ================    =============     ==============    =================
Weighted average common
  shares outstanding during
  the period                    45,893,036                              374,889          46,267,925

Loss per common share         $      (0.38)     $         -           $       -        $      (0.42)
                            ================    =============     ==============    =================


                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL
                          POSITION AS OF JUNE 30, 2000

                                                                                              PRO FORMA           PRO FORMA
                                                      WAVE                INDIGO             ADJUSTMENTS        CONSOLIDATED
                                                -----------------    ----------------     ----------------     ---------------
    ASSETS
Current Assets:
  Cash                                           $105,231,677            $10,344          (3)    $(10,344)        $105,231,677
  Marketable Securities                             4,096,301                  -                                     4,096,301
  Inventories                                         476,552                  -                                       476,552
  Prepaid Expenses &
    Other receivables                                 603,557             22,897                                       626,454
                                                 -----------------    ----------------     ----------------     ---------------
 Total Current Assets                             110,408,087             33,241                  (10,344)         110,430,984
                                                -----------------    ----------------     ----------------     ---------------

Property and Equipment, net                         3,639,194            707,132          (3)     (39,417)           4,306,909
Goodwill & Other Intangibles, net                           -                  -          (3)   4,578,746            4,578,746

Other Assets                                        3,882,119                  -                                     3,882,119
                                                -----------------    ----------------     ----------------     ---------------
  Total Assets                                   $117,929,400           $740,373               $4,528,985         $123,198,758
                                                =================    ================     ================     ===============

LIABILITIES AND STOCKHOLDERS EQUITY
Current Liabilities:
Accounts Payable and Accrued Expenses               4,886,908            408,486          (3)     210,000            5,096,908
                                                                                          (3)    (408,486)

Capital Lease Obligation                                    -             18,475          (3)     (18,475)                   -
Notes Payable to related parties                            -          2,098,375          (3)  (2,098,375)                   -
                                                -----------------    ----------------     ----------------     ---------------
Total Current Liabilities                           4,886,908          2,525,336               (2,315,336)           5,096,908
                                                -----------------    ----------------     ----------------     ---------------

Capital lease obligation less current portion               -              1,673          (3)      (1,673)                   -
Note Payable related party                                  -            161,351          (3)    (161,351)                   -
Notes Payable, On Display, Inc.                             -            257,845          (3)    (257,845)                   -

Stockholders' & Members' Equity:
Common Stock, $.01 par value. Authorized
  75,000,000 Class A Shares; issued and
  outstanding 45,909,925                              459,099                             (3)       3,749              462,848
Capital Contribution from Class A members                   -              1,722          (3)      (1,722)                   -
Common Stock, $.01 par value. Authorized
  13,000,000 Class B shares; issued and
  outstanding 1,002,117                                10,021                                                           10,021
Capital Contributions from Class B members, net
  of issuance costs of $226,114                             -          2,723,886          (3)  (2,723,886)                   -

Notes receivable from Class A members                       -               (167)         (3)         167                    -
Capital in Excess of Par Value                    219,193,173                             (3)   7,231,609          226,424,782


Deficit Accumulated during the development                                                (2)  (2,176,000)
stage                                            (110,716,102)        (4,931,273)         (3)   4,931,273          112,892,102
Accumulated other Comprehensive Income-
unrealized gain on marketable securities            4,096,301                  -                                     4,096,301
                                                -----------------    ----------------     ----------------     ---------------
Total Stockholders'/members' equity               113,042,492         (2,205,832)               7,265,190         $118,101,850

Total liabilities and stockholders' equity       $117,929,400          $ 740,373               $4,528,985         $123,198,758
                                                =================    ================     ================     ===============


         Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.
PRO FORMA ADJUSTMENTS

The following pro forma adjustments have been made to the unaudited condensed consolidated statements of operations for the year ended December 31, 1999 and the six months ended June 30, 2000, and the condensed consolidated statement of financial position as of June 30, 2000.

    (1) To record amortization expense for the acquisition of goodwill and other intangibles resulting from the allocation of purchase price noted below, using useful lives not exceeding three years, as if the acquisition of Indigo had been completed as of January 1, 1999.

    (2) To record in-process research and development expense based on a preliminary valuation and purchase price allocation.

    (3) To eliminate the equity, cash and liabilities of Indigo not acquired or assumed, and to record the issuance of 374,889 shares of Wave Class A common stock, at an issuance price of $19.30 per share, as if the acquisition of Indigo had occurred on June 30, 2000.

The total purchase price of $7,445,358 (including $210,000 in estimated transaction costs) was based on a share price of $19.30, the average closing price of Wave stock for the ten trading days immediately prior to the date of closing. The purchase price was allocated to the assets acquired on a preliminary basis using the fair value of the assets acquired on a preliminary basis. This preliminary allocation is still subject to review, and is subject to change. The pro forma adjustments included herein, were based on this preliminary allocation. Pursuant to the purchase method of accounting, the excess of purchase price over fair value of net assets and in-process research and development acquired has been recorded as goodwill and is being amortized over periods not to exceed 3 years. The amount allocated to in-process research and develoment totaling $2,176,000 was expensed upon acquisition because technological and/or commercial feasibility had not been established. A final allocation of purchase price will be determined during the final quarter of 2000, and changes, if any, will result in a change to the amount of goodwill and in process research and development recorded in connection with the acquisition.

The following is a summary of the allocation of the purchase price used for purposes of the pro forma presentations included herein:


Purchase consideration                               $7,235,358
Direct Acquisition costs                                210,000
                                                     ----------
Total Purchase Price                                 $7,445,358
Less tangible and intangible assets acquired:
      Fair market value of tangible assets              690,612
      In-Process R&D                                  2,176,000
                                                      ----------
                                                      4,578,746
Goodwill & other intangible assets:
Developed Technology                                  $ 779,000
Assembled Work force                                    310,000
Contracts                                                77,300
Excess over identifiable assets                       3,412,446
                                                     -----------
      Goodwill and other intangible assets           $4,578,746

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            WAVE SYSTEMS CORP.


                                            By:
                                               -----------------------
                                               Steven Sprague
                                               Chief Executive Officer

Dated:  November 14, 2000

                                  EXHIBIT INDEX


EXHIBIT NO.                     DESCRIPTION

   99.1* Asset Purchase Agreement, dated as of August 31, 2000, by and between Wave and Indigo. (Does not include Exhibits or Disclosure Schedules. Wave will furnish a copy of any such omitted exhibit or schedule to the Commission upon request.)

* Previously filed.


                                      II-1